UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2016 (March 10, 2016)

KLR ENERGY ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37712	47- 5500436
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

811 Main Street 18th Floor Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 654-8080

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 10, 2016, the registration statement (File No. 333-209041) (the “Registration Statement”) for KLR Energy Acquisition Corp.’s (the “Company”) initial public offering (“IPO”) was declared effective by the Securities and Exchange Commission. In connection therewith and the closing of the IPO, the Company entered into the following agreements previously filed as exhibits to the Registration Statement:

●	An Underwriting Agreement, dated March 10, 2016, between the Company and EarlyBirdCapital, Inc. (“EBC”), as representative of the underwriters;

●	A Letter Agreement, dated March 10, 2016, between the Company and EBC;

●	An Investment Management Trust Agreement, dated March 10, 2016, between the Company and Continental Stock Transfer & Trust Company;

●	A Warrant Agreement, dated March 10, 2016, between the Company and Continental Stock Transfer & Trust Company;

●	A Registration Rights Agreement, dated March 10, 2016, between the Company and certain security holders of the Company;

●	A Letter Agreement by and between the Company, the initial shareholder, officers and directors of the Company;

●	A Third Amended and Restated Sponsor Warrants Purchase Agreement between the Company and KLR Energy Sponsor, LLC; and

●	An Amended and Restated Warrants Purchase Agreement between the Company and EBC.

On March 16, 2016, the Company consummated its IPO of 8,000,000 units (the “Units”). Each Unit consists of one share of Class A common stock, par value $0.0001 per share (“Common Stock”), and one warrant (“Public Warrant”), to purchase one share of Common Stock at an exercise price of $11.50 per share.  The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $80,000,000. The Company has granted the underwriters a 45-day option to purchase up to 1,200,000 additional Units to cover over-allotments, if any.

Item 3.02.  Unregistered Sales of Equity Securities.

Simultaneously with the consummation of the IPO and the sale of the Units, the Company consummated the private placement (“Private Placement”) of 8,310,000 warrants (“Placement Warrants”) at a price of $0.75 per Placement Warrant, generating total proceeds of $6,232,500. The Placement Warrants, which were purchased by the Sponsor and EBC (and its designees), are substantially similar to the Public Warrants, except that if held by the original holders or their permitted assigns, they (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption and (iii) subject to certain limited exceptions, will be subject to transfer restrictions until 30 days following the consummation of the Company’s initial business combination.  EBC has agreed that EBC (and its designees) will not be permitted to exercise any Placement Warrants after the five year anniversary of the effective date of the Registration Statement. In addition, the Placement Warrants held by EBC (and its designees), and the shares of common stock underlying such Placement Warrants, are subject to a 180-day lock-up commencing on the effective date of the Registration Statement pursuant to which EBC (and its designees) may not sell, transfer, assign, pledge or hypothecate any Placement Warrants except to an underwriter or selected dealer participating in the offering and the bona fide officers or partners of the underwriter and any such participating underwriter or selected dealer.. If the Placement Warrants are held by holders other than its initial holders, the Placement Warrants will be redeemable by the Company and exercisable by holders on the same basis as the Public Warrants.

Item 5.03.  Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On March 10, 2016, the Company filed its Amended and Restated Certificate of Incorporation in the State of Delaware.  The terms of the Amended and Restated Certificate of Incorporation are set forth in the Registration Statement and are incorporated herein by reference. A copy of the Amended and Restated Certificate of Incorporation is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 8.01.  Other Events.

A total of $80,000,000 of the net proceeds from the IPO and the Private Placement were placed in a trust account established for the benefit of the Company’s public stockholders at JP Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee. Except for the withdrawal of interest to pay income taxes, none of the funds held in the trust account will be released until the earlier of the completion of the Company’s initial business combination or the redemption of 100% of the Common Stock issued by the Company in the IPO if the Company is unable to consummate an initial business combination within 18 months from the closing of the IPO.

Copies of the press releases issued by the Company announcing the pricing of the IPO and the consummation of the IPO are included as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement between the Company and EBC

1.2	Letter Agreement between the Company and EBC

3.1	Amended and Restated Certificate of Incorporation

4.1	Warrant Agreement between Continental Stock Transfer & Trust Company and the Company

10.1	Investment Management Trust Account Agreement between Continental Stock Transfer & Trust Company and the Company

10.2	Registration Rights Agreement among the Company and certain security holders

10.3	Letter Agreement by and between the Company, the initial shareholder and the officers and directors of the Company

10.4	Third Amended and Restated Sponsor Warrants Purchase Agreement between the Company and KLR Energy Sponsor, LLC

10.5	Amended and Restated Warrants Purchase Agreement between the Company and EBC

99.1	Press Release Announcing Pricing of IPO

99.2	Press Release Announcing Closing of IPO

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2016

KLR ENERGY ACQUISITION CORP.

By:	/s/ Gary C. Hanna
Name: Gary C. Hanna
Title: Chief Executive Officer